AXP Growth Series, Inc.
File No. 2-38355/811-2111

Exhibit (h)(9):     Transfer Agency Agreement, dated March 9, 2000.

Exhibit (i):        Opinion and Consent of Counsel, dated June 19, 2000.

Exhibit (j):        Independent Auditors' Consent, dated June 19, 2000.

Exhibit (q)(1):     Directors' Power of Attorney, dated Jan. 13, 2000.

Exhibit (q)(2):     Officers' Power of Attorney, dated Jan. 13, 2000.

Exhibit (q)(3):     Trustees' Power of Attorney, dated Jan. 13, 2000.

Exhibit (q)(4):     Officers' Power of Attorney, dated Jan. 13, 2000.